CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2/A filed with the SEC on June 27, 2024 of our report dated August 29, 2025, relating to the financial statements and financial highlights of Herzfeld Credit Income Fund, Inc. (formerly, The Herzfeld Caribbean Basin Fund, Inc.), for the year ended June 30, 2025, which appear in this Form N-CSR.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 29, 2025